UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 19, 2006
RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)
(502) 394-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement
Item 9.01 Financial Statements & Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry Into a Material Agreement
     On January 19, 2006, Res-Care, Inc. adopted the ResCare Nonemployee Director Deferred Stock Compensation Program (the “Program”) for its non-employee directors. The Program is a part of, and consists of awards of Res-Care stock units under, Res-Care’s 2005 Omnibus Incentive Compensation Plan (the “2005 Stock Plan”). The maximum number of shares that may be used in the Program is 30,000. The Program will be administered by the Corporate Governance and Nominating Committee of Res-Care’s Board of Directors and is available only to non-employee directors. Under the Program, eligible directors may defer all or part of retainer or meeting fees that are payable in cash. An election must be made no later than December 31 for the next year and election will be effective for subsequent years unless a new election is made. A newly eligible director may make an election within 30 days after becoming eligible.
     Res-Care will establish one or more stock unit accounts for each participant. Deferred fees will be credited to a participant’s stock unit account as of the date the services were rendered for which fees are paid. The number of stock units to be credited will equal the amount of the deferred fees divided by the closing sale price of Res-Care shares on the deferral date or, if there was no reported sale on such date, on the next preceding date when there was a reported sale. If dividends are declared, dividends will be credited to the participant’s account.
     A participant will receive distribution of the stock account he or she elects, either in a lump sum or in substantially equal annual installments over a period of time not to exceed ten years. Payment will be made on or as soon as administratively possible: (1) after the participant’s service terminates or (2) after January 1 of the year immediately after termination of the participant’s service or (3) the earlier of such other date the participant elects or the participant’s termination of service. A participant may also elect to be paid or have payments that have already begun accelerated if there is a change of control as defined in Internal Revenue Code Section 409A. A participant’s election is irrevocable except in certain limited circumstances as described in the Program.
     The Program may be amended or terminated in whole or in part at any time by Res-Care’s Board of Directors; however no amendment or termination shall adversely reduce the number of stock units or cease deferrals already elected except at the end of such given year. The Program will expire when no more shares are available and Res-Care has no further obligations under the Program or upon termination of the 2005 Stock Plan.
Item 9.01 Financial Statements & Exhibits.

Exhibit Number	Description of Exhibit
99.1	ResCare Nonemployee Director Deferred Stock Compensation Program
99.2	Res-Care, Inc. NonEmployee Director Fee Deferral Election Form

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: January 24, 2006	By	/s/ David W. Miles

David W. Miles Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	ResCare Nonemployee Director Deferred Stock Compensation Program
99.2	Res-Care, Inc. Nonemployee Director Fee Deferral Election Form